Exhibit 16.1

SECURITIES AND EXCHANGE COMMISSION

Division of Corporation Finance

100 F Street, N.E., Mail Stop 7010

Washington, D.C. 20549

Re:TYG Solutions, Inc. (the “Company”)

Form 8-K

Item 4.01, dated March 5, 2018 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company. We agree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

Respectfully submitted,

/s/ Weinberg & Baer, LLC

Weinberg & Baer LLC

Baltimore, Maryland

March 5, 2018